Exhibit 99.1

News Release
Acuity Brands, Inc.
1170 Peachtree Street, NE
Suite 2400
Atlanta, GA 30309
Tel: 404 853 1400
Fax: 404 853 1430
AcuityBrands.com

Company Contact:

Dan Smith

Acuity Brands, Inc.

(404)853-1423

Acuity Brands Reports Fiscal Year 2006 First Quarter Results

and an Increase in Diluted Earnings per Share of 60%

ATLANTA – January 4, 2006 – Acuity Brands, Inc. (NYSE: AYI) announced today that net income for the first quarter ended November 30, 2005 was $22.0 million, or $0.48 per diluted share, compared with $13.2 million, or $0.30 per diluted share, reported in the year-ago period. This represents increases in net income and diluted earnings per share of 67% and 60%, respectively. Sales for the first quarter of fiscal 2006 increased $40.7 million, or 7.7%, to $565.9 million from $525.2 million reported in the prior year.

Please see the Company’s Form 10-Q to be filed with the Securities and Exchange Commission today for more information on the results for the first quarter of fiscal 2006.

Vernon J. Nagel, Chairman, President, and Chief Executive Officer of Acuity Brands, said, “We are very pleased with our results for the first quarter of fiscal 2006. Prior to the beginning of 2006, the Company implemented a number of profit improvement programs designed to streamline operations, enhance customer service, improve manufacturing and transactional efficiencies, and introduce new products and services. These programs, as well as other continuous improvement actions, including ongoing product price reviews, benefited the Company’s performance and operating profit margins in the first quarter of 2006. The improvement in operating margin in the first quarter of 2006 was achieved without any overall increase in demand for lighting fixtures in the non-residential construction market, particularly for commercial offices and industrial buildings.

For the full year of fiscal 2006, we are optimistic about the prospects for unit volume growth of lighting fixtures, as leading indicators suggest the potential for more robust demand in the non-residential construction market, primarily in the second half of our fiscal 2006. However, we expect the second quarter of fiscal 2006, historically the Company’s weakest, to be challenging due to normal seasonality and the unpredictability of the buying patterns of certain customers as they may seek to reduce inventory levels as they approach the end of their fiscal year. We remain confident that for fiscal 2006, the Company will make meaningful progress towards the achievement of its longer-term financial goals including growing earnings per share in excess of 15% per annum.”

Conference Call and Board News

As previously announced, the Company will host a conference call to discuss first quarter results today at 4:00 p.m. ET. Interested parties may listen to this call live today or hear a replay at the Company’s Web site: www.acuitybrands.com.

The Company will hold its annual shareholders meeting on January 12, 2006, as well as its quarterly meeting of the Board of Directors.

Acuity Brands, Inc., with fiscal year 2005 net sales of approximately $2.2 billion, is comprised of Acuity Brands Lighting and Acuity Specialty Products. Acuity Brands Lighting is one of the world’s leading providers of lighting fixtures and includes brands such as Lithonia Lighting®, Holophane®, Peerless®, Hydrel®, American Electric Lighting®, and Gotham®. Acuity Specialty Products is a leading provider of specialty chemicals and includes brands such as Zep®, Zep Commercial®, Enforcer®, and Selig™. Headquartered in Atlanta, Georgia, Acuity Brands employs approximately 10,000 people and has operations throughout North America and in Europe and Asia.

Forward-Looking Statements

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Statements made herein that may be considered forward-looking include statements incorporating terms such as “expects,” “believes,” “intends,” “anticipates” and similar terms that relate to future events, performance, or results of the Company, including, without limitation, statements made regarding prospects for unit volume growth of lighting fixtures, more robust demand in the non-residential construction market particularly in the second half of fiscal 2006, challenges in the second quarter due to seasonality and unpredictability of buying patterns of certain customers as they may seek to reduce inventory levels, and progress towards the Company’s long-term financial goals. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the historical experience of Acuity Brands and management’s present expectations or projections. These risks and uncertainties include, but are not limited to, customer and supplier relationships and prices; competition; ability to realize anticipated benefits from initiatives taken and timing of benefits; market demand; litigation and other contingent liabilities; and economic, political, governmental, and technological factors affecting the Company’s operations, tax rate, markets, products, services, and prices, among others. Please see the other risk factors more fully described in the Company’s SEC filings including the Quarterly Report on Form 10-Q being filed with the Securities and Exchange Commission on January 4, 2006.